UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                             October 8, 2002
                             ---------------
                              Date of Report
                    (Date of earliest event reported)


                         RUBICON MEDICAL CORPORATION
                         ---------------------------
           (Exact name of registrant as specified in its charter)


     Delaware                     33351414                      87-0361403
     --------                     --------                      ----------
   (State or other         (Commission File Number)           (IRS Employer
   jurisdiction of                                           Identification
    incorporation)                                                 No.)

                        2064 West Alexander Street
                        Salt Lake City, Utah 84119
                        --------------------------
                  (Address of Principal Executive Offices)

                              (801) 886-9000
                              --------------
                       (Registrant's Telephone Number)


                                   N/A
                                   ---
         (Former Name or Former Address if changed Since Last Report)

Item 1.   Changes in Control of Registrant.
          ---------------------------------

          None; not applicable.

Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

          None; not applicable.

Item 3.   Bankruptcy or Receivership.
          ---------------------------

          None, not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.
          ----------------------------------------------

          None, not applicable.

Item 5.   Other Events and Regulation FD Disclosure.
          ------------------------------------------

          On October 8, 2002, Rubicon Medical Inc., a Utah corporation ("Rubicon"), which is a wholly-owned subsidiary of Rubicon Medical Corporation, a Delaware corporation (the "Company"); Abbott Laboratories, an Illinois corporation ("Abbott"); and Guardian RJL, Inc., a Delaware corporation, executed an agreement entitled First Amendment to Exclusive License and Development Agreement (the "Amendment").

          Under the Amendment, Rubicon and Abbott agreed to terminate the license and sublicense rights that Rubicon had granted to Abbott under the Exclusive License and Development Agreement that the parties had entered into on June 29, 2000 (the "Agreement"). Abbott also granted to Rubicon a worldwide, royalty-free, exclusive license, with rights to sublicense, to make, use and sell products in the field of distal balloon occlusion devices for embolic protection and agreed to assign to Rubicon all technology and documents relating to the Guardian balloon embolic protection system. This technology transfer is to take place within 45 days of the date of the Amendment. Rubicon and Abbott further agreed that Abbott will no longer be obligated to make any royalty, development or milestone payments contemplated under the Agreement.

          In connection with the Amendment, Rubicon agreed to undertake all clinical and development activities with respect to the Guardian system at its sole cost and discretion. As consideration for this agreement, Abbott agreed to pay Rubicon a one-time lump sum payment of $2,300,000. Rubicon will have the option to continue the clinical development of the Guardian system, or to sub-license the Guardian technology to another company to complete the clinical development and initiate distribution.

          Rubicon also agreed to grant to Abbott a right of first negotiation to obtain the exclusive right to manufacture and market the balloon embolic protection system. This right shall be enforceable for a period of 30 days from European Union or U. S. Food and Drug Administration approval of the products for either saphenous vein graft or carotid embolic protection applications.

          Each of the parties further agreed to indemnify the others against all claims, including attorney's fees, with respect to the Agreement, except for indemnification as a result of claims from third parties pursuant to
Article 15 thereof, claims under the Amendment, and claims arising after the date of the Amendment under provisions of the Agreement not terminated by the Amendment.

          The University of Southern California ("USC"), which had licensed the Guardian system to Rubicon in 1998, consented to the Amendment and agreed that upon payment of $172,500 out of the above-referenced $2,300,000 payment from Abbott, Rubicon will be deemed to be current in the payment of all royalty and license obligations that it owes to USC.

          Copies of the Amendment and the Agreement are attached hereto and incorporated herein by reference. See Item 7 of this Report.

Item 6.   Resignations of Registrant's Directors.
          ---------------------------------------

          None; not applicable.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.
          ---------

          (a)  Financial Statements of Businesses Acquired.

          None; not applicable.

          (b)  Pro Forma Financial Information.

          None; not applicable.

          (c) Exhibits.

          Exhibit 10.1 - First Amendment to Exclusive License and Development Agreement

          Exhibit 10.2 - Exclusive License and Development Agreement

Item 8.   Change in Fiscal Year.
          ----------------------

          None; not applicable.

Item 9.   Regulation FD Disclosure.
          -------------------------

          None; not applicable.

                           SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RUBICON MEDICAL CORPORATION

DATED:  10/15/02                          /s/ Richard J. Linder
       ------------------                ----------------------------
                                         Richard J. Linder
                                         President and CEO